SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 3, 2000

                              NETWORKS NORTH, INC.
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             (Exact name of registrant as specified in its charter)

            NEW YORK                   005-52525                 112805051
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  (State or other jurisdiction        (Commission            (IRS Employer of
          incorporation)              File Number)          Identification No.)

               14 METEOR DRIVE, ETOBICOKE, ONTARIO CANADA, M9W 1A4
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (416) 675-6666

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         (Former name or former address, if changed since last report.)

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(a)   Changes in Control of Registrant.

      1. On April 3, 2000, Chell.com Ltd ("Chell.com") and Hammock Group Ltd. ("Hammock") acquired 462,893 Shares and 462,892 Shares, respectively, of Networks North, Inc. (the "Company") from NetStar Enterprises, Inc.

      2. Chell.com paid $1,388,682, which was obtained from Chell.com's working capital. Hammock paid $1,388,679, which was obtained from Hammock's working capital.

      3. The Registrant believes that Chell.com now owns 462,894 Shares and Hammock now owns 462,893 Shares of the Company's Stock, which constitutes each beneficially owning approximately a 15.2% direct voting interest in the Company.

      4. As a result of these transactions, the Registrant's Board of Directors has appointed four (4) designees of Chell.com and Hammock to its Board, constituting four (4) of the seven (7) members of the Board of Directors.

(b) VC Advantage Fund ("VC") has agreed to provide a Three Million ($3,000,000) Dollar loan to the Company. VC will receive a Convertible Debenture, which will be convertible into Common Stock of the Company, based upon an agreed conversion price of $3.00 per Share. This transaction is subject to Shareholder approval at the next meeting of the Shareholders of the Company.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Networks North, Inc.,


Date: April 13, 2000                             By: ___________________________
                                                      Peter Rona, President